CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

AMENDMENT NO. 5
to
BUSINESS TRANSFER AGREEMENT

This Amendment No. 5 (this “Amendment”) is made and entered into as of June 30, 2014, by and between Orchid Chemicals & Pharmaceuticals Ltd., a company incorporated under the Act (“Orchid”), Mr. K. Raghavendra Rao (“KRR”) and Hospira Healthcare India Private Limited, a company incorporated under the Act (“Hospira”), for the purpose of amending that certain Business Transfer Agreement, dated as of August 29, 2012, by and among Orchid, KRR and Hospira (as amended from time to time, the “Agreement”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, following the execution of the Agreement, and after considering the developments since the execution of the Agreement, including, among other things, changes in the exchange rate between United States Dollars and Indian Rupee, the Corporate Debt Restructuring (CDR) process entered into by Orchid, the advances made by Hospira to Orchid under the terms of the Current API Supply Agreement, and the time taken to complete the transaction, the Parties have agreed that various modifications would be made to the Agreement.

WHEREAS, the Parties now desire to amend the Agreement in accordance with Clause 15.3 of the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises made by the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.    Amendments to Agreement.

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

A)The following new definitions are hereby added to Clause 1.1 of the Agreement, each to read in its entirety as follows:

""Cash Consideration Exchange Rate Adjustment Amount" means an amount equal to INR *** (Indian Rupees ***)."

""Closing Date Advance Purchase Stock Outstanding Amount" means an amount equal to (i) the aggregate amount of payments released from the Escrow Account or otherwise remitted by the Purchaser or for which the Purchaser has issued letters of credit pursuant to the terms of the Current API Supply Agreement (including for such purposes (w) the amount of the One to One Receivable as of the Closing Date as set forth in Amendment #15 to the Current API Supply Agreement, (x) to the extent the Purchaser elects to include in the Closing Date Advance Purchase Stock Outstanding Amount, any Debonding Costs which are paid by the Purchaser and/or for which the Purchaser provides funds to the Seller to pay, (y) to the extent the Purchaser elects to include in the Closing Date Advance Purchase Stock Outstanding Amount, any interest that has accrued as of the Closing Date on payments released from the Escrow Account or otherwise remitted by the Purchaser or for which the Purchaser has issued letters of credit pursuant to the terms of the Current API Supply Agreement and (z) any amounts which are advanced by the Purchaser in accordance with the terms of Clause 6.20.2), minus (ii) the aggregate amount that has been credited as of the Closing Date against Advance Purchase Stock payments, Second Advance Purchase Stock payments or Third Advance Purchase Stock payments as a result of the delivery of the Product pursuant to the terms of the Current API Supply Agreement. Solely for purposes of this definition, capitalized terms not defined herein shall have the meanings given to them in the Current API Supply Agreement."

""Effective Transaction Exchange Rate" means INR62.0."

B)The definition of "Advance Purchase Stock Payment" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

""Advance Purchase Stock Payment" means the amount of payments released from the Escrow Account or otherwise remitted by the Purchaser or for which the Purchaser has issued letters of credit pursuant to the terms of the Amendment to the Current API Supply Agreement dated May 23, 2013."

C)The definition of "Ancillary Agreements" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

"“Ancillary Agreements” means, collectively: (a) the 2009 BTA Amendment, (b) the IP Assignments, (c) the API Supply Agreement Amendment, (d) the Transition Services Agreement, (e) the NPNC API Supply Agreement, (f) the Deeds, (g) the Aurangabad Lease Deed, (h) the *** Option Agreement, (i) the Sholinganallur Post-Transfer Services Agreement, and (j) any other instruments of sale, conveyance, transfer and assignment between the Seller or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, in form and substance reasonably satisfactory to the Purchaser and the Seller, as may be reasonably necessary or advisable under applicable Law to effect the transactions contemplated by this Agreement and the Ancillary Agreements;"

D)The definition of "Benchmark Working Capital" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

"“Benchmark Working Capital” means INR *** (Indian Rupees ***);"

E)The definition of "*** Option Agreement" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

"“*** Option Agreement” means that certain Option Agreement to be entered into by and between Hospira Pte Ltd. and *** at the Closing in the form of Exhibit L;"

F)The definition of "Sholinganallur Facility" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

""Sholinganallur Facility" means all of the buildings and associated Real Property in which the Seller or any of its Affiliates holds freehold title located within Plot No. 476/14, Old Magabalipuram Road, Shozhanganallur, Chennai 600 119, Tamil Nadu, India, the legal description, street address, khasra numbers, khatauni numbers, field numbers and plot numbers of which are detailed in Schedule 1.1(j)."

G)The definition "Retained Sholinganallur Facility" is hereby deleted from Clause 1.1 of the Agreement.

H)Clause 2.1.9 of the Agreement is hereby amended and restated in its entirety as follows:

"subject to Clause 8.14, all Intellectual Property that is used primarily in connection with, or related primarily to, the Business and is owned by or licensed to the Seller or its Affiliates at the Closing (collectively, the “Purchased Intellectual Property”), and all other intangible rights in the Business (for the avoidance of doubt, Purchased Intellectual Property includes, among other things, any such Intellectual Property or other intangible rights that were developed, acquired, licensed or otherwise came into existence following the Effective Date);"

I)Clause 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

"The cash consideration for the Transferred Assets of the Business, exclusive of all applicable Transfer Taxes resulting from the transfer of the Transferred Assets of the Business, is the sum of (i) INR *** (Indian Rupees ***), plus (ii) the Cash Consideration Exchange Rate Adjustment Amount (collectively (i) and (ii) being, the “Cash Consideration”), subject to adjustment in accordance with Clause 3.2. At the Closing, the Purchaser shall assume the Assumed Liabilities. The Cash Consideration as adjusted pursuant to Clause 3.2, Clause 8.10 and Clause 11.7, and the Assumed Liabilities are collectively referred to herein as the “Purchase Price.”"

J)A new Clause 5.1.16 is hereby added to the Agreement, to read in its entirety as follows:

"5.1.16    Debonding. The Debonding shall have been completed in accordance with the terms of Clause 6.21 and the Seller shall have delivered evidence of such completion in form and substance satisfactory to the Purchaser."

K)Clause 6.7.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"At least 2 (two) Business Days prior to the Closing Date, the Seller shall cause any Excluded Assets located within the Transferred Facilities to be removed from such locations other than any Excluded Assets (1) necessary for the performance of any transition services to be provided by the Purchaser under the Transition Services Agreement, which such Excluded Assets are described on Schedule 6.7.2 (which shall be completed by Purchaser and Seller prior to the Closing based upon the terms of the Transition Services Agreement) or (2) that will remain at the Sholinganallur Facility pursuant to the Sholinganallur Post-Transfer Agreement."

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

L)Clause 6.15.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

"For purposes of calculating the Closing Date Advance Purchase Stock Outstanding Amount, the effective exchange rate to calculate at the Closing the Indian Rupee equivalent of the amount of the Advance Purchase Stock Payment shall be USD1.00 to the Effective Transaction Exchange Rate."

M)Clause 6.15.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"[Intentionally Omitted]"

N)Clause 6.15.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

"[Intentionally Omitted]"

O)Clause 6.15.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

"[Intentionally Omitted]"

P)Clause 6.20 of the Agreement is hereby amended and restated in its entirety to read as follows:

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

"6.20    Closing Date Advance Purchase Stock Outstanding Amount
6.20.1    Notwithstanding anything to the contrary in the Current API Supply Agreement, at the Closing, the Closing Date Advance Purchase Stock Repayment Amount shall be deducted from the Cash Consideration delivered to the Seller pursuant to Clause 7.2.2(a). For purposes of this Agreement:
(i)     the "Closing Date Advance Purchase Stock Repayment Amount" shall equal the lesser of (x) the Closing Date Advance Purchase Stock Outstanding Amount or (y) the Closing Date Advance Purchase Stock Repayment Cap;
(ii)     the "Closing Date Advance Purchase Stock Repayment Cap" shall equal INR *** (Indian Rupees ***); and
(iii)     the "Delayed Advance Purchase Stock Repayment Amount" shall mean (x) the Closing Date Advance Purchase Stock Outstanding Amount, minus (y) Closing Date Advance Purchase Stock Repayment Amount (it being agreed and understood that if such amount is 0 (zero), then there will be no Delayed Advance Purchase Stock Repayment Amount due pursuant to the terms of Clause 6.20.3).
6.20.2    Immediately prior to the Closing, if the Closing Date Advance Purchase Stock Repayment Amount (as calculated prior to the adjustment set forth in this Clause 6.20.2) is less than the Closing Date Advance Stock Repayment Cap, then the Purchaser shall have the right, but not the obligation, in its sole discretion, to advance to the Seller an amount up to the difference between the Closing Date Advance Purchase Stock Repayment Cap, minus the Closing Date Advance Purchase Stock Repayment Amount. The Seller agrees that any such amounts advanced by the Purchaser may only be used in such manner as is agreed in writing with the Purchaser and may not be used for any other purpose. It is agreed and understood that any such amounts advanced by the Purchaser shall be adjusted from the Closing Date Advance Purchase Stock Outstanding Amount.
6.20.3    On the 12 (twelve) month anniversary of the Closing Date, the Delayed Advance Purchase Stock Repayment Amount (as such amount may be reduced pursuant to any repayments made in accordance with the terms of Clause 6.20.5 below) shall be immediately due and payable from the Seller to the Purchaser as payment of the portion of the Closing Date Advance Purchase Stock Outstanding Amount not repaid by Orchid to Hospira at Closing. In addition to, and not in limitation of, its rights under Clause 7.4, the Purchaser shall have a full right of set-off and may apply all or any part of the Holdback Amount in order to satisfy the obligation of the Seller to pay the Delayed Advance Purchase Stock Repayment Amount in accordance with the terms of this Clause 6.20.3.
6.20.4    Following the Closing Date, the Purchaser shall have the right to retain from the Holdback Amount any amounts of interest that has accrued pursuant to the terms of the Amended API Supply Agreement (as such agreement may be amended from time to time after the Closing Date), including any interest that has accrued as of the Closing Date on payments released from the Escrow Account or otherwise remitted by the Purchaser or for which the Purchaser has issued letters of credit pursuant to the terms of the Current API Supply Agreement.

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

6.20.5    In addition to, and not in limitation of, any of the terms of this Clause 6.20, following the Closing Date, Hospira may elect to receive delivery of the Product under the Amended API Supply Agreement (as such agreement may be amended from time to time after the Closing Date) as partial payment against (i) the portion of the Closing Date Advance Purchase Stock Outstanding Amount not repaid by Orchid to Hospira at Closing and (ii) any amounts of interest that has accrued pursuant to the terms of the Amended API Supply Agreement (as such agreement may be amended from time to time after the Closing Date), including any interest that has accrued as of the Closing Date on payments released from the Escrow Account or otherwise remitted by the Purchaser or for which the Purchaser has issued letters of credit pursuant to the terms of the Current API Supply Agreement."
Q)Clause 6.21 of the Agreement is hereby amended and restated in its entirety to read as follows:
"6.21    Debonding of Sholinganallur Facility
6.21.1    Prior to the Closing and until the completion of the Debonding (as defined herein), the Seller shall use, and shall cause its Affiliates to use, commercially reasonable efforts to obtain as promptly as practicable all Governmental Authorizations, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other Consents, Releases, substitutions or amendments from, and give all other notices to, all other Persons, that are necessary or advisable in connection with the debonding and exiting out of the Export Oriented Unit (EOU) scheme of the Sholinganallur Facility (the "Debonding"), including those listed in Schedule 6.21.1, it being agreed and understood by the Parties that any costs, fees, expenses or other charges relating to such Debonding (including any customs duties or other amounts to be paid to Governmental Authorities in connection with such Debonding) (collectively, the "Debonding Costs") shall be borne by the Seller (it being further agreed and understood that if Seller does not have adequate financial resources to make such payments, the Purchaser shall use good faith efforts to cooperate with the Seller in finding resources for the Seller to make such payments). To the extent the Purchaser elects to pay any Debonding Costs on behalf of the Seller (and/or provides funds to the Seller to pay any Debonding Costs), the Purchaser may elect to retain such amount from the Holdback Amount. The Purchaser agrees that Debonding Costs do not include amounts due to advisors of the Purchaser or any time spent by employees of the Purchaser in connection with the Debonding process.
6.21.2    At the Closing, the Seller and the Purchaser shall enter into an agreement for the lease and operation of the Sholinganallur Facility after such date (the “Sholinganallur Post-Transfer Services Agreement”), which the Parties shall negotiate in good faith prior to the Closing and the terms of which shall be in accordance with the terms and principles contained in Schedule 6.21.2.
6.21.3    The Seller agrees that, following the Closing, the Seller shall continue to operate the Other Businesses at the Sholinganallur Facility in such places as permitted pursuant to the terms of the Transition Services Agreement and the Sholinganallur Post-Transfer Services Agreement, as applicable."
R)Clause 6.22 of the Agreement is hereby amended and restated in its entirety to read as follows:

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

"6.22    Gut 36 at Aurangabad
6.22.1    If, prior to or on the Closing Date, each of the Governmental Authorizations set forth on Schedule 6.22.1(a) have not yet been received, then, notwithstanding any representations, warranties, covenants or closing conditions to the contrary, at the Closing title to the portion of the Aurangabad Facility located at Gut Number 36 (“Gut 36”) will not transfer to the Purchaser and the Assumed Liabilities shall not include any Liabilities arising out of, relating to or incurred in connection with, the operation or ownership of Gut 36.
6.22.2    Following the Closing, until title to Gut 36 transfers to the Purchaser, subject to Clause 6.22.3 below, the Seller shall use, and shall cause its Affiliates to use, commercially reasonable efforts to obtain as promptly as practicable all Governmental Authorizations, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other Consents, Releases, substitutions or amendments from, and give all other notices to, all other Persons, that are necessary or advisable for the use of Gut 36 for industrial purposes including change of land use certificates from the appropriate Governmental Authority, factory Consents, environmental Consents, Consents from the Gram Panchayat and other local statutory and municipal bodies in India as may be required, including those listed in Schedule 6.22(a), it being agreed and understood that any costs, fees, expenses or other charges relating to obtaining such Consents or making such filings shall be borne by the Seller (it being further agreed and understood that if Seller does not have adequate financial resources to pay such amounts, the Purchaser shall use good faith efforts to cooperate with the Seller in finding resources for the Seller to make such payments). The Purchaser agrees that such amounts do not include amounts due to advisors of the Purchaser or any time spent by employees of the Purchaser in connection with the process of obtaining such Consents or making such filings.
6.22.3    Following the Closing, the Purchaser shall assume control of the process of obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) and the Seller shall promptly empower the Purchaser in accordance with applicable Law (through an appropriate authorization and any such other documentation as may be necessary or appropriate in accordance with applicable Law) to represent the Seller in such process. The Seller shall fully cooperate with the Purchaser, including by promptly providing the Purchaser with any correspondence, notices or other written communications in connection with such process and making available to the Purchaser relevant documents and personnel. In addition, the Seller shall provide the Purchaser and its representatives access upon prior notice and during normal business hours to relevant books and records and shall otherwise cooperate with all reasonable requests of the Purchaser in connection with this process. The Seller shall be responsible for the payment of any costs, fees, expenses or other charges relating to obtaining such Consents or making such filings that must be paid in connection with obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) (it being agreed and understood that if Seller does not have adequate financial resources to pay such amounts, the Purchaser shall use good faith efforts to cooperate with the Seller in finding resources for the Seller to make such payments). The Purchaser agrees that such amounts do not include amounts due to advisors of the Purchaser or any time spent by employees of the Purchaser in connection with the process of obtaining such Consents or making such filings.

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

6.22.4    Upon the receipt of all the Governmental Authorizations set forth on Schedule 6.22(a), then the Seller shall promptly (and no later than 5 (five) Business Days following the receipt of the applicable Governmental Authorizations) assign, transfer, convey and deliver title to Gut 36 free and clear of all Encumbrances (the "Gut 36 Transfer") and the Purchaser shall assume those Liabilities arising out of, relating to or incurred in connection with the operation or ownership of Gut 36 after the date of the Gut 36 Transfer. At the Gut 36 Transfer, the Seller shall deliver (i) a sale deed in form and substance reasonably acceptable to the Purchaser duly stamped and executed by the Seller in favor of the Purchaser (the "Gut 36 Deed"), conveying the whole of the right, title and interest of the Seller in Gut 36 to the Purchaser, free and clear of all Encumbrances; and any novations, assignments and Consents as may be necessary to transfer such right, title and interest to the Purchaser; and (ii) a notarized copy of the title deed to Gut 36 from which the Seller has derived its title to Gut 36. At such time, the Purchaser shall duly execute the Gut 36 Deed. The Parties shall ensure that on the date of the Gut 36 Transfer, the Gut 36 Deed shall be registered with the relevant Registrar of Sub Assurances. Notwithstanding anything to the contrary contained herein, it is agreed and understood by the Parties that (i) Gut 36 is a Transferred Asset of the Business and (ii) any representations and warranties made by the Seller pursuant to Clause 9 with respect to Gut 36 shall be deemed made as of the Effective Date and as of the date of the Gut 36 Transfer.
6.22.5    Notwithstanding anything to the contrary set forth in this Agreement, if title to Gut 36 does not transfer at the Closing pursuant to the terms of this Clause 6.22, then each of the covenants set forth in Clause 6.2, Clause 6.3.3 and Clause 6.14 shall remain applicable to the Seller with respect to the transfer of Gut 36 and with respect to Gut 36 until the earlier of (i) the Gut 36 Transfer or (ii) the termination of the process of obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) pursuant to the terms of Clause 6.22.7.
6.22.6    The Purchaser agrees that the failure of the transfer of title to Gut 36 on the Closing Date as provided in Clause 6.22.1 shall not be deemed a breach of the Agreement.
6.22.7    Notwithstanding anything to the contrary set forth in this Agreement, if title to Gut 36 does not transfer at the Closing pursuant to the terms of this Clause 6.22 and the Gut 36 Transfer is not completed on or prior to the 12 (twelve) month anniversary of the Closing Date (the "Aurangabad Remaining Land Expiration Date"), then, in the sole discretion of the Purchaser, at any time following the Aurangabad Remaining Land Expiration Date the Purchaser may elect (upon written notice to the Seller) to terminate the process of obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) (it being agreed and understood that in such case the Purchaser shall have no Liability for terminating such process). Upon such termination of such process then, as its sole and exclusive remedy (subject to the last sentence of this Clause 6.22.7), the Purchaser shall be entitled to retain from the Holdback Amount such amount as Purchaser determines in its sole discretion. Nothing in this Clause 6.22.7 shall be construed as limiting the Purchaser's remedies under this Agreement in the event of the breach of Clause 6.22, nor shall the Holdback Amount be considered as liquidated damages for any breach of Clause 6.22."
S)A new Clause 6.24 is hereby added to the Agreement, to read in its entirety as follows:
"6.24    Other Seller Liabilities
6.24.1    It is agreed and understood that the Purchaser shall have the right, but not the obligation, in its sole discretion, to assume, pay or otherwise guarantee or provide for the satisfaction of any Liabilities of the Seller in order to assist the Seller in satisfying the Conditions Precedent set forth in Clause 5.1. If the Purchaser makes such election, the Seller shall promptly take such actions requested by the Purchaser (including executing such documentation as the Purchaser may deem necessary or appropriate) in order to permit the Purchaser to so assume, pay or otherwise guarantee or provide for the satisfaction of such Liabilities of the Seller. To the extent the Purchaser elects to assume, pay or

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

otherwise guarantee or provide for the satisfaction of any such Liabilities of the Seller pursuant to this Clause 6.24.1, the Purchaser may elect to retain such amount from the Holdback Amount.

6.24.2    It is further agreed and understood that, following the Closing, the Purchaser shall have the right, but not the obligation, in its sole discretion, to assume, pay or otherwise guarantee or provide for the satisfaction of any Liabilities of the Seller (including any claims against the Seller) to the extent the Purchaser determines, in its sole discretion, that such Liabilities may adversely impact the transactions contemplated by this Agreement. If the Purchaser makes such election, the Seller shall promptly take such actions requested by the Purchaser (including executing such documentation as the Purchaser may deem necessary or appropriate) in order to permit the Purchaser to so assume, pay or otherwise guarantee or provide for the satisfaction of such Liabilities of the Seller. To the extent the Purchaser elects to assume, pay or otherwise guarantee or provide for the satisfaction of any such Liabilities of the Seller pursuant to this Clause 6.24.2, the Purchaser may elect to retain such amount from the Holdback Amount."

T)Clause 7.2.1(k) of the Agreement is hereby amended and restated in its entirety to read as follows:
"a receipt from the Seller in a form reasonably satisfactory to the Purchaser for the amount of the Cash Consideration (as adjusted pursuant to Clause 3.2.1), less the sum of (i) the Holdback Amount, (ii) an amount equal to the Transferred Employment Liabilities, (iii) an amount equal to the Closing Date Advance Purchase Stock Repayment Amount and (iv) the amount paid by the Purchaser to third party creditors per Clause 6.19;"
U)Clause 7.2.1(r) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the Sholinganallur Post-Transfer Services Agreement duly stamped and executed by the Seller.

V)Clause 7.2.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
"the Cash Consideration (as adjusted pursuant to Clause 3.2.1), less the sum of (i) the Holdback Amount, (ii) an amount equal to the Transferred Employment Liabilities, (iii) an amount equal to the Closing Date Advance Purchase Stock Repayment Amount, and (iv) the amount paid by the Purchaser to third party creditors per Clause 6.19.
W)Clause 7.2.2(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the *** Option Agreement duly stamped and executed by Hospira Pte Ltd.;"

X)Clause 7.2.2(l) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the Sholinganallur Post-Transfer Services Agreement duly stamped and executed by the Purchaser."

Y)Clause 7.2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

"At the Closing, *** shall deliver or cause to be delivered to the Purchaser the *** Option Agreement duly stamped and executed by ***."

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Z)Clause 7.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Subject to the terms of Clause 6.22, at the Closing, the Seller shall transfer and convey to the Purchaser title, free and clear of all Encumbrances (other than Permitted Encumbrances), to those Transferred Assets of the Business, the title to which may be effectively transferred by delivery of possession thereof, by delivering possession thereof, wherever they are currently located, to the Purchaser or the Purchaser’s agent. At the Closing, subject to the terms of Clause 6.22, the Purchaser shall enter into possession of the Business of the Seller and shall take delivery of all the Transferred Assets of the Business capable of being effectively transferred by delivery of possession thereof."

AA)Clause 7.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
"7.4        Holdback Amount

7.4.1    As security for any amounts payable by the Seller to the Purchaser pursuant to the terms of this Agreement (including any Delayed Advance Purchase Stock Repayment Amount or any interest payments under the Amended API Supply Agreement pursuant to Clause 6.20.4), and as security for any failure of the Seller to perform its obligations under the Amended API Supply Agreement, including specifically, among other things, payment and on time delivery, the Purchaser shall retain out of the Cash Consideration payable pursuant to Clause 3.1 an amount equal to INR*** (Indian Rupees ***)(the “Holdback Amount”). In addition to its other rights and remedies under this Agreement and applicable Law, the Purchaser shall have a full right of set-off and may apply all or any part of the Holdback Amount to pay, or to provide for the payment of, (i) any amount required to be paid by the Seller to the Purchaser under the terms of this Agreement, (ii) any damages arising from any failure of the Seller to perform its obligations under the Amended API Supply Agreement or (iii) any other amounts for which the Purchaser has retained portions of the Holdback Amount pursuant to the terms of this Agreement (including pursuant to Clause 6.20.4 (Interest Payments under Amended API Supply Agreement), Clause 6.21.1 (Debonding Costs), Clause 6.22.7 (Gut 36 at Aurangabad) or Clause 6.24 (Other Seller Liabilities)), subject to the limitations set forth therein. The Purchaser’s right of set-off shall be applicable to amounts that are determined in good faith by the Purchaser to be (i) payable by the Seller pursuant to the terms of this Agreement, (ii) retained by the Purchaser from the Holdback Amount pursuant to the terms of this Agreement, or (iii) for damages arising from any failure of the Seller to perform its obligations under the Amended API Supply Agreement, subject to the limitations set forth therein.
7.4.2    Subject to the provisions of this Agreement, the Purchaser shall pay the unapplied Holdback Amount (without any interest) to the Seller on the *** anniversary of the Closing Date (the "Holdback Release Date"). If any Claim Notice has been delivered by the Purchaser to the Seller and the Parties have not reached an agreement with respect to the Purchaser’s entitlement to receive the Losses at issue in such Claim Notice, then the Purchaser’s obligation to pay any instalment of the unapplied Holdback Amount shall be suspended with respect to Purchaser’s good faith estimate of the amount owed by the Seller under the Claim Notice until a final determination as to the Purchaser’s entitlement to receive the Losses covered by the applicable Claim Notice has been reached. These payments shall be reduced, in the order of their maturities, by any amounts payable by the Seller pursuant to the terms of this Agreement or as damages arising from any failure of the Seller to perform its obligations under the Amended API Supply Agreement.

7.4.3    Nothing in this Clause 7.4 shall be construed as limiting the Liability of the Seller under this Agreement to the amount of the Holdback Amount, nor shall the Holdback Amount be considered as liquidated damages for any breach under this Agreement or the Amended API Supply Agreement.

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

AB)Clause 8.21 of the Agreement (Schedules to Amendment No. 3 to the Agreement) is hereby amended and restated in its entirety as follows:

"[Intentionally Omitted]"

AC)Clause 11.6.1 of the Agreement is hereby amended by deleting the amount "INR*** (Indian Rupee ***)" in the first sentence thereof and replacing such amount with "the Indian Rupee equivalent of USD*** (United States Dollar ***) (with the effective exchange rate to calculate such Indian Rupee equivalent being USD1.00 to the Effective Transaction Exchange Rate)".

AD)Clause 11.6.2 of the Agreement is hereby amended by deleting the amount "INR*** (Indian Rupee ***)" in the first sentence thereof and replacing such amount with "the Indian Rupee equivalent of $*** (United States Dollar ***) (with the effective exchange rate to calculate such Indian Rupee equivalent being USD1.00 to the Effective Transaction Exchange Rate)".

AE)Clause 12.1.2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the Closing has not occurred (other than through the failure of the Purchaser to comply fully with its obligations under this Agreement) on or before July 8, 2014 (which date may be extended upon mutual written agreement of the Seller and the Purchaser) (“Long Stop Date”)."

AF)Clause 12.1.2(f) of the Agreement is hereby deleted.

AG)Clause 12.1.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the Closing has not occurred (other than through the failure of the Seller to comply fully with its obligations under this Agreement) on or before the Long Stop Date."

AH)Clause 12.1.3(c) of the Agreement is hereby deleted.

AI)To the extent such schedules are included on Exhibit A to this Amendment, the Agreement is hereby amended to add such schedules and Exhibits added to or modified as set forth in Amendment No. 3 to the Agreement and Amendment No.5 to the Agreement (as applicable) in the form set forth on Exhibit A to this Amendment. The Parties agree to prepare, agree upon and finalise all other schedules and Exhibits added to or modified as set forth in Amendment No. 3 to the Agreement and Amendment No.5 to the Agreement (as applicable) as soon as practicable and in any event not later than the Closing.

2.    Employees. The Parties agree and acknowledge that the Purchaser shall make offers of employment pursuant to the terms of Clause 4.1 of the BTA to all the Business Employees. The Seller further agrees that, to the extent any Business Employees set forth on Clause 9.17.1(a) of the Seller Disclosure Schedule (in the form attached to the BTA on the Effective Date), including any Key Employees, are no longer employed with the Seller prior to the Closing then the Seller shall recruit and hire replacement employees for such positions at a cost that will be mutually determined by the Purchaser and the Seller. To the extent the Seller is unable to hire replacement employees of similar quality to replace such employees prior to the Closing, then the Seller shall provide transition services for such positions if requested by the

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Purchaser at a cost that will be mutually determined by the Purchaser and the Seller (with such services being provided under the Transition Services Agreement).
3.    General. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. Notwithstanding anything to the contrary in the Agreement, including the last sentence of Clause 6.4 threrein, the additions and supplements made hereunder to the Schedules, including without limitation, the Seller Disclosure Schedules, shall be deemed to have been made as of the Effective Date of the Agreement.
4.    Governing Law. The internal laws of India (without giving effect to any choice or conflict of law provision or rule (whether of India or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Amendment and its Exhibits and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.
5.    Entire Agreement. This Amendment, the Agreement and the exhibits, schedules and addendums hereto and thereto, constitute the entire agreement of the Parties relating to the subject matter hereof and supersede all previous written or oral negotiations, commitments and writings.
6.    Execution in Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and any Party may execute this Amendment by signing any one or more of such originals or counterparts. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (“.pdf”) shall be as effective as signing and delivering the counterpart in person.

***SIGNATURE PAGE FOLLOWS***

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

ORCHID CHEMICALS & PHARMACEUTICALS LIMITED By: /s/ K. Raghavendra Rao Name: K. Raghavendra Rao Title: Managing Director
HOSPIRA HEALTHCARE INDIA PRIVATE LIMITED By:____/s/ C. Bhaktavatsala Rao _______ Name: C. Bhaktavatsala Rao Title: Managing Director /s/ K. Raghavendra Rao Mr. K. Raghavendra Rao

CONFIDENTIAL TREATMENT
[***] Indicates that text has been omitted that is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Exhibit A

None.